                                                                   EXHIBIT 10.39

                                                                           Final


                           LETTER AMENDMENT AGREEMENT

        Letter Amendment Agreement entered into as of January 11, 1999 to that certain Distribution Agreement between Ben & Jerry's Homemade, Inc., a Vermont corporation headquartered at 30 Community Drive, South Burlington, Vermont 05403 (the "Manufacturer") and Dreyer's Grand Ice Cream, Inc., a California corporation located at 5929 College Avenue, Oakland, California 94618 and certain of its subsidiaries (collectively, the "Distributor") dated as of January 6, 1987 and as amended from time to time prior to the date hereof (such Agreement as in effect immediately prior to this Letter Amendment Agreement being sometimes referred to as the "Prior Agreement").

        WHEREAS, the parties have agreed on certain amendments to the Prior Agreement contained below, which shall be applicable to the distribution of the Manufacturer's Products by Distributor during the period September 1, 1998 through August 31, 1999 (said period sometimes being referred to as the "Interim Period");

        WHEREAS, the parties have agreed that the Prior Agreement as further amended hereby (the Prior Agreement as so further amended hereby being sometimes referred to as the "Old Agreement") shall automatically expire, without any further notice or actions, at the close of business on August 31, 1999 as more fully set forth herein;

        WHEREAS, the parties have simultaneously entered into a new distribution agreement of even date (the "New Distribution Agreement") providing for the purchase, commencing September 1, 1999, by Distributor of products of the Manufacturer for resale and distribution in the territory specified in said New Distribution Agreement (a copy of which is attached hereto); and

        WHEREAS, the parties have simultaneously terminated, by stipulation of dismissal, with prejudice, the litigation entitled Dreyer's Grand Ice Cream, Inc. and Edy's Grand Ice Cream vs. Ben & Jerry's Homemade, Inc. pending in the United States District Court for the northern District of California.

        NOW THEREFORE, in consideration of these premises and the mutual promises of the parties and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

        1. PRIOR NOTICES. No effect shall be given to the termination notice dated August 31, 1998 from Manufacturer to Distributor and the related notices of the Distributor to Manufacturer dated September 22, 1998 and of the Manufacturer to Distributor dated August 26, 1998 and October 12, 1998.

        Definitions used in the Prior Agreement are used herein with such defined meanings, except as otherwise expressly provided herein.

        2. AMENDMENTS TO THE PRIOR AGREEMENT. The parties agree that the following amendments (or confirmations in some cases) to the Prior Agreement are effective from and after this date and shall control, notwithstanding any provisions of the Prior Agreement.

           (i) The area within which Distributor shall purchase and resell Manufacturer's Products under the Old Agreement shall continue to be the Territory set forth in the Prior Agreement, subject to the following provisions of this Letter Amendment Agreement. Distributor's rights in all portions of the Territory (other than the New York Territory) shall be exclusive to the extent they were exclusive under the Prior Agreement on August 30, 1998 and shall be non-exclusive to the extent they were non-exclusive under the Prior Agreement on August 30, 1998.

                 Subject to the terms of the existing agreements with such parties, including the Prior Agreement, as applicable, during the Interim Period, Manufacturer agrees to maintain or cause to be maintained on essentially the same terms and conditions, the current distribution relationships with Sunbelt Distributors Inc. of Houston, Texas, and with Rainbo Distributors of San Leandro, California, which serves the out-of-home markets in Northern California.

           (ii) Distributor's exclusive rights to purchase and distribute Manufacturer's Products to the supermarket trade (three cash registers or more) in the New York Territory (the New York City metropolitan area, including the five boroughs of New York, Nassau County, Suffolk County, Westchester County and Northern New Jersey) are hereby agreed to terminate automatically, without any further notice or action, on April 15, 1999 and Distributor agrees that it will not make any sales of Manufacturer's Products, directly or indirectly, in such supermarket trade in the New York Territory or to any person for resale in such supermarket trade in the New York Territory after April 15, 1999. The parties understand that the remaining channels of distribution in the New York Territory remain exclusive until April 15, 1999 and will then continue on a non-exclusive basis until August 31, 1999. The parties confirm that, notwithstanding any provision of the Old Agreement, the Manufacturer has no right to make Distributor's distribution rights non-exclusive in any channel of distribution in the New York Territory prior to April 15, 1999.

           (iii) The parties confirm that, without limiting Distributor's best efforts obligations under the Prior Agreement to distribute Manufacturer's Products, Distributor shall, during the Interim Period, be required to purchase Manufacturer's Products in at least an amount equal to the volume purchase commitment set forth in Section 8 of the Prior Agreement (which commitment became applicable as a result of Manufacturer's notice of August 31, 1998 and Distributor's election of September 22, 1998 and which is hereby confirmed to remain a commitment binding Distributor during the Interim Period; provided, however, that this volume purchase commitment shall not be applicable with respect to the Territory described in Schedule 2A to the New Distribution Agreement. The parties understand that such commitment shall be adjusted to reflect changes in the Territory herein and the method of selling hereunder. Distributor recognizes that this commitment forms part of the Prior Agreement and is subject to the "for cause" termination provisions thereof.

           (iv) In addition to the purchase prices payable by Distributor for Manufacturer's Products specified in the Old Agreement, for the period beginning January 5, 1999 Distributor shall pay a rebate to Manufacturer, payable every month in arrears 28 days after the end of each month, equal to (*) of the amount of the Distributor's monthly sales of all Products to all customers including (without duplication) sales by subdistributors (but excluding sales to or by those Non-affiliated subdistributors making purchases in smaller quantities [i.e., 10 pallets or less on an occasional basis] up to an aggregate of (*) of Distributor's total monthly sales). The term "Non-affiliated subdistributors" shall mean subdistributors in which Distributor does not own more than 20% of the equity interests. As used in this Section, Distributor's monthly sales shall mean gross revenues less returns and allowances for damaged goods. Distributor's failure to make rebate payments when due shall constitute a failure to comply by Distributor which will permit termination of the Old Agreement by Manufacturer under Section 8 of the Old Agreement unless cured within 30 days after notice of such failure from Manufacturer to Distributor.

           (v) The parties have previously agreed under the Prior Agreement that Distributor will pay Manufacturer (*) of the cost of the trade promotions on the Manufacturer's Products that have been mutually agreed for the remaining months of the year 1998. With respect to the period January 1, 1999 through August 31, 1999 Distributor agrees to pay Manufacturer (*) of the trade promotion dollars in an amount equal to the cost for the same months in 1998 (which are hereby deemed to be mutually agreed in advance through August 31, 1999 and agreed through April 15, 1999 in the case of the supermarket channel in the New York Territory) provided that Manufacturer pays the remaining (*) of the cost of such promotions. The parties confirm that payments shall be made by Distributor in the manner that has been the current practice under the Prior Agreement in 1998, namely promptly by way of off-invoice credits and debits.


--------------
*This confidential portion has been omitted and filed separately with the Commission.

                  For these purposes, trade promotions on the Manufacturer's Products shall not include print, radio, television or other media advertising placed by the Manufacturer and all consumer promotions, i.e. scoop trucks, marketing agents and community agents or slotting, but shall include off-invoice, retailer ads, retailer display specials, bunker programs, etc. and other trade promotional techniques which may be used in lieu of such conventional trade promotions. If Manufacturer wishes to conduct additional trade promotions for the period January 1, 1999 through August 31, 1999, Distributor shall not be required to make any (*) payment of the cost of such additional trade promotions unless Distributor has given its express consent. If the Distributor does not give its consent, then Manufacturer may continue such additional trade promotions and bear (*) of the cost thereof.

           (vi) During the Interim Period, Distributor shall pay its portion of the cost of all slotting on the Manufacturer's Products in accordance with Section 4(c) of the Prior Agreement.

           (vii) With respect to "selling" activities pertaining to the Products of the Manufacturer during the Interim Period, it is agreed that Manufacturer shall take over on January 5, 1999, the "corporate selling", which means selling to all chain accounts and headquarters selling; provided, however, that Distributor will continue to provide such services so as to work with Manufacturer to provide a smooth transition from Distributor to Manufacturer but in no event shall this continued support last more than three to four weeks after the execution of this Letter Amendment. Distributor will continue to do the selling activities "up and down the street" trade at the store level through its route salesmen and other personnel.

           (viii) During the Interim Period, Distributor shall not, directly or indirectly manufacture, test market, market, promote or sell super premium ice cream or products as previously defined in the Prior Agreement (and for convenience, set forth below) except as follows:

                      Manufacturer agrees that the provisions of the Old Agreement relating to super premium ice cream or products, including, without limitation, the provisions of Section 8A thereof, shall not apply to the following activities of Distributor and that the following activities shall be permitted and shall not be deemed inconsistent with the performance by Distributor of its best efforts obligations under the Old Agreement:


-----------------
*This confidential portion has been omitted and filed separately with the Commission.

                      1. The development of formulae, processes, marketing and sales plans and other plans relating to super premium ice cream or products;

                      2. Test-marketing, promoting, selling and manufacturing (to the extent appropriate to test-marketing) super premium ice cream or products within the territory described in Schedule 2A to the New Distribution Agreement, within the State of California or, beginning April 15, 1999, within the State of New York;

                      3. Distribution of super premium ice cream or products of another manufacturer.

                             For this purpose, the parties confirm that a super premium ice cream is defined as:

                             "ice cream, frozen yogurt, sorbets, ices or other frozen dessert products whether dairy based or not (although not to include super premium novelties) primarily sold in pint-size containers for a current retail price equal to or greater than an average of $2.19 per pint over a 52 week period adjusted by the CPI Index (December 1993 to equal 100 for this purpose), and including quart or half-gallon sizes of such products."

           (ix) The Old Agreement, including without limitation the provisions relating to the New York Territory, shall automatically, without any further notice or actions, expire at the close of business on August 31, 1999 unless sooner terminated in accordance with its provisions. Notwithstanding this agreed expiration of the Old Agreement, all claims arising prior to such expiration for any breach of or for any amount due under the Old Agreement (excluding any such claims that have been satisfied, waived or released prior to such expiration) shall survive such expiration in each case.

           (x)    All sums payable to Manufacturer for Manufacturer's
                  Products purchased hereunder shall be paid in arrears 21 days from the date of Manufacturer's invoice (which shall be the post-marked date of the invoice or any earlier date of facsimile transmission or other delivery to Distributor) with a 7-day grace period. As to all sums not paid within such 28 day period, Distributor shall in addition pay a (*) late payment premium.

           (xi) The amount of credit available under paragraph 9 of the Old Agreement shall be changed to (*) and all other provisions of the line of credit and its workings will remain as in the Old Agreement. Said credit line shall be available


-----------------
*This confidential portion has been omitted and filed separately with the Commission.

                  unless Distributor is in breach of a material provision of the Old Agreement or unless Manufacturer determines, pursuant to the exercise of its regular credit policy, that Distributor's financial condition warrants a change in the said credit line.

        3. THE PARTIES' CURRENT COMPLIANCE; BEST EFFORTS STANDARD. The parties acknowledge and agree that as of the date of this Letter Amendment Agreement each party is in full compliance with all of the terms of Prior Agreement, including, without limitation, each party's best efforts obligations, and each party hereby waives any non-compliance (to the extent the relevant party knows or has reason to know of non-compliance) by the other under the Prior Agreement prior to the date of this Letter Amendment Agreement. Notwithstanding any other provision of the Old Agreement, Distributor shall not be in breach of any of its best efforts obligations under the Old Agreement if Distributor is performing under the Old Agreement in a manner substantially consistent with its performance during the twelve (12) month period immediately preceding the date of execution of this Letter Amendment Agreement (the "Comparison Period"). Nothing herein shall be deemed to waive compliance with the "best efforts" commitment under the Prior Agreement.

        4. NEGOTIATION OF AGREEMENT. Each party and its counsel have cooperated in the drafting and preparation of this Letter Amendment Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Letter Amendment Agreement against the party that drafted it is of no application and is hereby expressly waived.

        5. REPRESENTATION AND COVENANT. Distributor hereby represents that as of the date hereof it is not in default in any respect under, and will not be in default in any respect but for the running of any applicable grace period under, any loan agreement or other agreement for the borrowing of money or capitalized leases (collectively referred to as the "Financing Agreements").

        6. ENTIRE AGREEMENT; AMENDMENTS. The Prior Agreement as amended hereby and the New Distribution Agreement constitute the entire agreement between the parties, and there are no representations, warranties or conditions or agreements (other than invoices, purchase orders and the like necessary to implement said agreements) not contained herein (or in any document not referred to herein) that constitutes any part hereof or that are being relied upon by any party hereunder. If any provision of this Letter Agreement is held by a court of competent judgment to be invalid, void or unenforceable, the other provisions shall nevertheless be in full force and effect without being impaired or invalidated in any way.

        Except as expressly amended hereby, the Prior Agreement shall continue in full force and effect.

        No provisions of the Old Agreement may be modified or amended except by a written instrument signed by each of Manufacturer and Distributor.

        7. GOVERNING LAW. This Letter Amendment Agreement shall be binding on the parties and successors and assigns, as provided in the Prior Agreement. This Letter Amendment Agreement and all actions related hereto shall be governed by, and any dispute relating to this Letter Amendment Agreement or the Prior Agreement or the entering into of this Letter Amendment Agreement or the expiration of the Old Agreement shall be resolved in accordance with, the provisions of the Old Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its duly authorized representative as of the day and year first above- written.

                                            BEN & JERRY'S HOMEMADE, INC.


                                            By:  /s/ PERRY ODAK
                                              -------------------------------
                                            Title:      CEO
                                                  ---------------------------



                                            DREYER'S GRAND ICE CREAM, INC.


                                            By:  /s/ THOMAS DELAPLANE
                                               ------------------------------
                                            Title:      V.P. Sales
                                                  ---------------------------


                                            EDY'S GRAND ICE CREAM


                                            By:  /s/ THOMAS DELAPLANE
                                               ------------------------------
                                            Title:      V.P. Sales
                                                  ---------------------------